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                                                                     EXHIBIT 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Cardinal Health, Inc.'s previously filed S-8 Registration Statements (No. 333-71727 and 333-56006) for the Allegiance Retirement Plan.



/s/ Arthur Andersen LLP

Chicago, Illinois
June 21, 2001